                                                                   Exhibit 10.17

                 FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

      This First Amendment to Loan and Security Agreement (this "Amendment") is made and entered into effective as of July 9, 1999, by and among Century Electronics Manufacturing (NE) Inc., a Massachusetts corporation ("CEM"), Y.M.C. Manufacturing Company, a California Corporation ("YMC"), and Quality Manufacturing Services, Inc., a California corporation ("QMS,") and together with CEM and YMC, (the "Companies"), and Guaranty Business Credit Corporation d/b/a/ Fidelity Funding, a Delaware corporation ("GBCC").

      The Companies and USA Funding, Inc. ("USA Funding") have entered into that certain Loan and Security Agreement (the "Related Loan Agreement"), dated as of December 22, 1998, and the Companies and Fidelity Funding, Inc. ("Fidelity") have entered into that certain Loan and Security Agreement (the "Original Agreement"), dated as of December 22, 1998. USA Funding and Fidelity have transferred, assigned and conveyed all of their right, title and interest in, to and under the Related Loan Agreement and the Original Agreement to GBCC. The Companies and GBCC desire to terminate the Related Loan Agreement and to amend the Original Agreement and, in connection therewith, hereby agree as follows:

      1. The Original Agreement as amended by this Amendment is referred to herein as the "Agreement." Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Original Agreement.

      2. The definition of Borrowing Base in Section 1.1 of the Original Agreement hereby is amended to read in the entirety as follows:

      "Borrowing Base" means, with respect to any Company, an amount, determined by Fidelity from time to time, equal to the sum of (a) 80% of the aggregate outstanding face amount of the Eligible Accounts of such Company and (b) the lesser of (i) 50% of the value of the Eligible Inventory of such Company, valued at the lower of cost or market, or (ii) the Inventory Sublimit less 50% of the value of the Eligible Inventory of each other Company then included in each such other Company's Borrowing Base, valued at the lower of cost or market. Fidelity may change the percentage of Eligible Accounts and/or Eligible Inventory constituting the Borrowing Base of any Company from time to time based upon dilution, net collectibility and other factors deemed appropriate by Fidelity. As used herein, the term "Inventory Sublimit" means $5,000,000; provided, however, that the "Inventory Sublimit" shall be reduced by $500,000 on October 1, 1999 and on the first day of each calendar month thereafter until the "Inventory Sublimit" is reduced to $3,000,000.

      3. The definition of Century Documents in Section 1.1 of the Original Agreement hereby is amended to read in the entirety as follows:

      "Century Documents" means the Century Guaranty (Fidelity) and all other documents or agreements executed by Century in connection herewith or therewith.

      4. The definition of Century Guaranty (USA Funding) in Section 1.1 of the Original Agreement hereby is deleted.

      5. The definition of Eligible Accounts in Section 1.1 of the Original Agreement hereby is amended to read in the entirety as follows:

      "Eligible Accounts" means, at the time of determination thereof, all Accounts other than (i) any Account which is payable more than 30 days from invoice date, (ii) any Account which has been outstanding for more than 90 days from invoice date, (iii) any Account as to which Fidelity does not have a valid and perfected, first priority security interest, (iv) to the extent that the aggregate outstanding Accounts owed by any single Account Debtor exceeds the Concentration Limit, any Account owed by such Account Debtor, (v) any Account that is owed by an Account Debtor that is an Affiliate of any Company or an officer or employee of any Company, (vi) any Account that arises out of a sale made or services performed outside of the United States or that is owed by an Account Debtor located outside the United States, (vii) any Account that is owed by a creditor or supplier of any Company or with respect to which any defense, counterclaim or right of set off has been asserted, (viii) any Account owed by an Account Debtor if more than 50% (in dollar amount) of such Account Debtor's Accounts, have been outstanding more than 90 days from invoice date, (ix) any Account that is owed by the United States or any department, agency or instrumentality thereof, unless the right to payment under such Account is assigned to Fidelity as Collateral in full compliance with the Assignment of Claims Act of 1940, as amended (31 U.S.C. 3727); and (x) any Account that has not been approved by Fidelity for inclusion in the applicable Borrowing Base.

      6. The definition of Facility Limit in Section 1.1 of the Original Agreement hereby is amended to read in the entirety as follows:

      "Facility Limit" means $15,000,000; provided, however, that the "Facility Limit" shall be reduced by $500,000 on October 1, 1999 and on the first day of each calendar month thereafter until the "Facility Limit" is reduced to $12,000,000.

      7. The definition of Intangible Assets in Section 1.1 of the Original Agreement hereby is amended to read in its entirety as follows:

      "Intangible Assets" means, with respect to any Company, such of such Company's assets as are treated as intangible pursuant to GAAP, including, without limitation: (a) obligations owing by officers, directors, shareholders, employees, subsidiaries, Affiliates or any Person in which any such officer, director, shareholder, employee, subsidiary, or Affiliate owns any interest and
(b) any asset which is intangible or lacks intrinsic or marketable value or collectability, including, without limitation, goodwill, noncompetition agreements, patents, copyrights, trademarks, franchises, organization or research and development costs.

      8. The definition of Net Profit Requirement in Section 1.1 of the Original Agreement hereby is amended to read in its entirety as follows:

      "Net Profit Requirement" means (a) with respect to YMC and QMS combined, $100,000 per fiscal year beginning with the fiscal year beginning on July 1, 1999, and (b) with respect to CEM, $1,800,000 per fiscal year.

      9. The definition of Related Loan Agreement in Section 1.1 of the Original Agreement hereby is deleted.

      10. The definition of Tangible Networth Requirement in Section 1.1 of the Original Agreement hereby is amended to read in its entirety as follows:

      "Tangible Net Worth Requirement" means (a) with respect to YMC and QMS combined, negative $300,000 until June 30, 1999 and for each calendar month thereafter means the Tangible Net Worth Requirement of YMC and QMS combined as of the last day of the preceding calendar month plus $8,333, and (b) with respect to CEM, means $2,500,000 until December 30, 1998 and for each calendar month thereafter means the Tangible Net Worth Requirement of CEM as of the last day of the preceding calendar month plus $50,000 per month until June 30, 1999 and thereafter $150,000 per month.

      11. The definition of USA Funding in Section 1.1 of the Original Agreement hereby is deleted.

      12. The definition of Working Capital Requirement in Section 1.1 of the Original Agreement hereby is amended to read in its entirety as follows:

      "Working Capital Requirement" means negative $1,500,000 until January 30, 1999 and for each calendar month thereafter means the Working Capital Requirement as of the last day of the preceding calendar month plus $50,000 per month until June 30, 1999 and thereafter $150,000 per month.

      13. Section 2.1 of the Original Agreement hereby is amended to read in the entirety as follows:

      Subject to the terms of this Agreement, including, without limitation,
Section 3, Fidelity shall make advances to each Company (each an "Advance" and collectively the "Advances") from time to time during the Term; provided, however, that the aggregate principal amount of Advances outstanding at any time to any Company shall not exceed such Company's Borrowing Base determined by Fidelity from time to time; and provided, further, however, that the aggregate principal amount of Advances outstanding at any time to all Companies shall not exceed the Facility Limit. Each Advance must be in a minimum amount of $5,000 or, if less, the unadvanced portion of the applicable Borrowing Base. The Companies hereby agree to repay to Fidelity all Advances made to the Companies hereunder, together with interest thereon, in the manner provided herein. The principal owing hereunder in respect of the Advances at any given time shall equal the aggregate amount of Advances made hereunder minus all principal payments thereon received by Fidelity hereunder. Subject to the terms and conditions hereof, the Companies may borrow, repay and reborrow under this Agreement. The term "Advances" specifically excludes "Term Advances."

      14. Section 2.12 of the Original Agreement hereby is amended to read in the entirety as follows:

      In the event that the income earned by Fidelity during any calendar month pursuant to Section 2.10 (excluding any income earned on any Term Advance) is less than $45,000, the Companies shall pay to Fidelity a minimum usage fee equal to the difference between the amount so earned by Fidelity and $45,000, regardless of Fidelity's prior compensation. The minimum usage fee for each calendar month shall be due and payable on the first day of the next calendar month, and shall be prorated for any partial calendar month during the Term.

      15. Section 4.2 of the Original Agreement hereby is amended to read in the entirety as follows:

      Except as described on Schedule 4.2 attached hereto, none of the Collateral is subject to any lien, encumbrance, security interest or other claim of any kind or nature, no Company has transferred, sold, pledged or given a security interest in any of its Accounts, Inventory, machinery or equipment to anyone other than Fidelity, and there are no financing statements on file in any public office governing any property of any Company of any kind, real or personal, in which such Company is named in or has signed as the debtor.

      16. Section 4.3 of the Original Agreement hereby is amended to read in the entirety as follows:

      Each Company is the sole owner and holder of, and has good and marketable title to, all Collateral purported to be owned by it. This Agreement creates a valid security interest in the Collateral in favor of Fidelity. Such security interest is a perfected, first-priority security interest in the Collateral other than any Collateral covered by the financing statements described in
Schedule 4.2 superior to the rights of any other Persons therein, and a perfected, second-priority security interest in the Collateral consisting of any Collateral covered by the financing statements described in Schedule 4.2 superior to the rights of any other Persons therein other than the Persons whose benefit the financing statements described in Schedule 4.2 have been filed.

      17. Section 5.10 of the Original Agreement hereby is amended to read in the entirety as follows:

      No Company shall grant, create or allow to exist any security interest, lien or other encumbrance on any of the Collateral other than (a) the lien and security interest granted to Fidelity herein, (b) the security interests, liens or other encumbrances described on Schedule 4.2 attached hereto and any liens and security interests granted to holders of Debt refinancing any Debt secured by such security interests, liens or other encumbrances to the extent permitted by Section 5.12(c), (c) purchase money liens or security interests granted at a time when no Event of Default or event or circumstance that would, with the giving of notice, the passage of time or both, constitute an Event of Default, has occurred, and (d) liens and security interests securing Debt permitted under
Section 5.12(d), and no Company shall execute any financing statement in favor of any Person other than Fidelity, the Persons described on Schedule 4.2 attached hereto and any Person to whom a purchase money lien or security interest or other lien or security interest permitted above has been granted. No Company shall change its mailing address, chief executive office, principal place of business or place where such records are maintained, open any new place of business, close any existing place of business or change the location of any of the Collateral or transact business under any trade, fictitious or assumed name other than those set forth under such Company's signature hereon without providing at least 30 days' prior written notice thereof to Fidelity.

      18. Section 5.12 of the Original Agreement hereby is amended to read in the entirety as follows:

      No Company shall incur, directly, or indirectly, any Debt for borrowed money or otherwise under any promissory note, bond, indenture or similar instrument, or in connection with the obligations of any Person (whether by guaranty, suretyship, purchase or repurchase agreement or agreement to make investments or otherwise), other than (a) Debt incurred in favor of Fidelity,
(b) Debt secured by purchase money liens or security interests permitted by
Section 5.10, (c) Debt incurred to refinance any other Debt then existing and permitted hereunder to the extent that such Debt does not exceed the amount of Debt refinanced and such Debt is secured only by the properties and assets that secured the Debt refinanced, (d) Debt subordinated to the Obligations pursuant to a written subordination agreement satisfactory to Fidelity between Fidelity and the Person to whom such Debt is owed, or (e) Debt incurred in the normal and ordinary course of such Company's business.

      19. Section 5.14 of the Original Agreement hereby is amended to read in the entirety as follows:

      No Company shall directly or indirectly become liable in connection with the Debt of any Person, whether by guarantee, surety, endorsement (other than endorsement of negotiable instruments for collection in the ordinary course of business), agreement to purchase or repurchase, agreement to make investments, agreement to provide funds or maintain working capital, or any agreement to assure a creditor against loss, other than in favor of Fidelity.

      20. Section 5.17 of the Original Agreement hereby is amended to read in its entirety as follows:

      No Company shall make any loans or advances to or for the benefit of any officer, director, shareholder or Affiliate of such Company; provided, however, that each Company may make advances for routine expense allowances to its officers and directors in the ordinary course of business; and provided, further, however, that any Company may pay or reimburse Century for costs or expenses incurred by Century directly on behalf of Century and overhead costs or expenses incurred by Century and allocable to such Company in accordance with Century's past practices; and, provided, further, however, that so long as immediately prior thereto and after giving effect thereto, (a) no Event of Default or any event or circumstance that, with the giving of notice, the passage of time or both, would constitute an Event of Default, has occurred, and
(b) such Company is solvent, any Company may make loans or advances to another Company or Century. No Company shall make any payment on any obligation owing to any officer, director, shareholder or Affiliate of such Company; provided, however, that any Company may pay any obligations owed to another Company as long as both prior, and after giving effect, to such payment, (a) no Event of Default or event or circumstance that would, with the giving of notice, the passage of time or both, constitute an Event of Default, has occurred and (b) such Company is solvent; and, provided, further, however, that any Company may pay or reimburse Century for costs or expenses incurred by Century directly on behalf of such Company and overhead costs or expenses incurred by Century and reasonably allocated to such Company in accordance with Century's past practices.

      21. Section 7 of the Original Amendment hereby is amended to read in the entirety as follows:

      Each invoice representing an Account shall state on its face that amounts payable thereunder are payable only at the Remittance Address. Fidelity shall have the right at any time, either before or after the occurrence of an Event of Default and without notice to any Company, to notify any or all Account Debtors on the Collateral of the assignment of the Collateral to Fidelity and to direct such Account Debtors to make payment of all amounts due or to become due to any Company directly to Fidelity, and to the extent permitted by law, to enforce collection of any Collateral and to adjust, settle or compromise the amount or payment thereof. So long as no Event of Default or event that, with the passage of time, the giving of notice or both, would become an Event of Default has occurred and is continuing, all collections of Collateral of any Company received by Fidelity shall be applied by Fidelity to the payment of the outstanding Advances of such Company, whether or not then due, then to any interest due on any Advances or Term Advance to such Company and any other fees or charges due hereunder and allocable or attributable directly to such Company, then to such Company's Proportionate Share of all other Obligations then due and any remaining funds shall be delivered to such Company. Upon the occurrence of an Event of Default or an event that, with the passage of time, the giving of notice or both, would become an Event of Default, any such remaining funds may be applied to any of the Obligations of the Companies, whether or not then due, or held by Fidelity as cash collateral ("Cash Collateral") until all Obligations have been paid in full and Fidelity has no further obligation to advance funds to the Companies. All amounts and proceeds (including instruments and writings) received by any Company in respect of the Collateral shall be received in trust for the benefit of Fidelity hereunder, shall be segregated from other funds of such Company and shall be immediately paid over to Fidelity in the same form as received (with any necessary endorsement) to be applied in the same manner as payments received directly by Fidelity.

      22. Clause (n) of Section 9 of the Original Agreement hereby is amended to read in the entirety as follows:

      An "event of default" beyond any applicable cure period shall have occurred under any Century Document.

      23. Section 10.2 of the Original Agreement hereby is amended to read in the entirety as follows:

      If any Event of Default shall have occurred and be continuing, Fidelity may in its discretion apply any Cash Collateral, and any cash proceeds received by Fidelity in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, to any or all of the following in such order as Fidelity may elect: (a) the repayment of all or any portion of the Obligations; (b) the repayment of reasonable costs and expenses, including reasonable attorneys' fees and legal expenses, incurred by Fidelity in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale or collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of Fidelity hereunder, or (iv) the failure of any Company to perform or observe any of the provisions hereof; (c) the payment or other satisfaction of any liens and other encumbrances upon any of the Collateral; (d) the reimbursement of Fidelity for the amount of any obligations of any Company paid or discharged by Fidelity, and of any expenses of Fidelity payable by any Company hereunder or under the other Transaction Documents; (e) by holding the same as Collateral; (f) the payment of any other amounts required by applicable law (including, without limitation, Part 5 of Article 9 of the UCC or any successor or similar applicable statutory provision); and (g) by delivery to such Company or to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

      24. Section 11.4 of the Original Agreement hereby is amended to read in the entirety as follows:

      The term of this Agreement shall be for three years from the date hereof (the original term and any extension thereof are herein called the "Term") and from year to year thereafter unless either party hereto gives notice to the other party hereto not more than 90 days or less than 60 days prior to the end of the Term; provided, however, that Fidelity may terminate this Agreement at any time effective immediately upon the occurrence of an Event of Default; and provided, further, however, that the Companies may terminate this Agreement upon the payment in full of the Obligations, including, without limitation, any early termination fee required below. The Companies acknowledge that termination of this Agreement at any time prior to the end of the Term would result in the loss by Fidelity of the benefits of this Agreement and that the damages incurred by Fidelity as a result of such termination would be difficult and impractical to ascertain. Therefore, in the event this Agreement is terminated prior to the end of the Term for any reason, the Companies shall pay to Fidelity an early termination fee in an amount equal to (3) 3.00% of the sum of the Facility Limit and the Term Limit if such termination occurs during the first year of the Term,
(ii) 2.00% of the sum of the Facility Limit and the Term Limit if such termination occurs during the second year of the Term, or (iii) 1.00% of the sum of the Facility Limit and the Term Limit if such termination occurs thereafter during the Term, in each case to the maximum extent permitted by applicable law. Any termination of this Agreement shall not affect Fidelity's security interest in the Collateral, and this Agreement shall continue to be effective, until all Obligations have been completed and satisfied in full. No Company shall be entitled to terminate this Agreement as to itself only, unless all Companies terminate this Agreement or Fidelity consents to such termination.

      25. The Related Loan Agreement hereby is terminated and shall be of no further force or effect. All indebtedness, liabilities and obligations of the Companies under the Related Loan Agreement as of the date hereof shall be deemed Obligations under the Agreement on and after the date hereof. Without limiting the generality of the foregoing, all "Advances" outstanding under the Related Loan Agreement and all accrued but unpaid interest thereon and other fees and costs relating thereto shall be deemed to have been made and incurred under the Agreement.

      26. In order to induce GBCC to enter into this Amendment, the Companies represent and warrant to GBCC that:

            (a) The representations and warranties contained in Section 4 of the Original Agreement are true and correct at and as of the time of the effectiveness hereof.

            (b) Each Company is duly authorized to execute, deliver and perform its obligations under this Amendment and is and will continue to be duly authorized to perform its obligations under the Original Agreement as amended hereby. Each Company has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of such Company hereunder.

            (c) The execution and delivery by each Company of this Amendment, the performance by such Company of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the articles of incorporation and bylaws of such Company, or of any material agreement, judgment, license, order or permit applicable to or binding upon such Company, or result in the creation of any lien, charge or encumbrance upon any assets or properties of such Company. Except for those which have been duly obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by any Company of this Amendment or to consummate the transactions contemplated hereby.

            (d) The Agreement (including this Amendment) has been duly executed and delivered by each Company and is a legal and binding instrument and agreement of each Company, enforceable against each Company in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws and by general principles of equity.

            (e) No Event of Default or any event that, with the giving of notice, the passage of time or both, would constitute an Event of Default has occurred or is continuing.

      27. (a) The Agreement is hereby ratified and confirmed in all respects. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of GBCC under the Agreement nor constitute a waiver of any provision thereof.

            (f) All representations, warranties, covenants and agreements of the Companies herein shall survive the execution and delivery of this Amendment and the performance hereof and shall further survive until the Agreement is terminated.

            (g) This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and same Amendment.

            (h) Simultaneously, with the execution and delivery, electronics hereof, the Companies shall cause Century to issue and deliver to GBCC a warrant (the "Warrant") in form and substance acceptable to GBCC to purchase 60,000 shares of the common stock of Century at an exercise price of $6.00 per share and (ii) deliver to GBCC an opinion of counsel in form and substance acceptable to GBCC regarding this Amendment and the Warrant, and the receipt by GBCC of the Warrant and such opinion shall be conditions precedent to the effectiveness of this Amendment.

            (i) Simultaneously with the execution and delivery hereof, the Companies shall pay to GBCC a document preparation fee of [$5,500] to cover the fees of Brobeck Phleger and Harrison, LLP, counsel to GBCC, in connection with the preparation, execution and delivery of this Amendment and the Warrant, and shall reimburse GBCC for the out-of-pocket expenses of Brobeck, Phleger & Harrison, LLP in connection herewith and therewith.

                        [SIGNATURES FOLLOW ON NEXT PAGE]

      IN WITNESS WHEREOF, the Companies and GBCC have executed this Amendment as of the date first written above.


GBCC:                                      THE COMPANIES:

GUARANTY BUSINESS CREDIT                   CENTURY ELECTRONICS
CORPORATION D/B/A                          MANUFACTURING (NE) INC.,
FIDELITY FUNDING,                          a Massachusetts corporation
a Delaware corporation

By: /s/ Michael D. Haddad                  By: /s/ James M. Roller
    -------------------------------------      ---------------------------------
    Michael D. Haddad                          James M. Roller
    Chief Executive Officer and President      Vice President - Finance &
                                               Administration, Treasurer/
                                               Chief Financial Officer


                                           Y.M.C. MANUFACTURING COMPANY,
                                           a California corporation


                                           By:
                                               ---------------------------------
                                               Walter Conroy
                                               President


                                           QUALITY MANUFACTURING SERVICES, INC.
                                           a California corporation


                                           By:
                                               ---------------------------------
                                               Walter Conroy
                                               President

      IN WITNESS WHEREOF, the Companies and GBCC have executed this Amendment as of the date first written above.


GBCC:                                      THE COMPANIES:

GUARANTY BUSINESS CREDIT                   CENTURY ELECTRONICS
CORPORATION D/B/A                          MANUFACTURING (NE) INC.,
FIDELITY FUNDING,                          a Massachusetts corporation
a Delaware corporation

By:                                        By:
    -------------------------------------      ---------------------------------
    Michael D. Haddad                          James M. Roller
    Chief Executive Officer and President      Vice President - Finance &
                                               Administration, Treasurer/
                                               Chief Financial Officer


                                           Y.M.C. MANUFACTURING COMPANY,
                                           a California corporation


                                           By: /s/ Walter Conroy
                                               ---------------------------------
                                               Walter Conroy
                                               President


                                           QUALITY MANUFACTURING SERVICES, INC.
                                           a California corporation


                                           By: /s/ Walter Conroy
                                               ---------------------------------
                                               Walter Conroy
                                               President